As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPENWAVE SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3219054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard

Redwood City, California 94063

(650) 480-8000

(Address of Principal Executive Offices)

Openwave Systems Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

Kenneth D. Denman

President and Chief Executive Officer

Openwave Systems Inc.

2100 Seaport Boulevard

Redwood City, California 94063

Copy to:

Stephen W. Fackler, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Statement Fee
Openwave Systems Inc. 2006 Stock Incentive Plan, Common Stock, par value $0.001 per share	10,000,000(3)	$0.60	$6,000,000	$235.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock of Openwave System Inc. (the “Registrant”) in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or otherwise.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act. As to the 10,000,000 shares of common stock being registered under the Openwave Systems Inc. 2006 Stock Incentive Plan (the “Plan”), the price is based on the average of the high ($0.65) and low ($0.55) price per share of the Registrant’s common stock, as reported on the Nasdaq National Market on December 22, 2008.

(3)	Represents 10,000,000 additional shares of common stock authorized to be issued under the Plan. Shares available for issuance under the Plan were initially registered on a Registration Statement on Form S-8 with the Securities and Exchange Commission on February 13, 2007 (Commission File No. 333-140691).

The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Openwave Systems Inc., a Delaware corporation (the “Corporation” or the “Registrant”), relating to 10,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible officers, employees and consultants of the Corporation under the Openwave Systems Inc. 2006 Stock Incentive Plan (the “Plan”), which Common Stock is in addition to the 7,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on February 13, 2007 (Commission File No. 333-140691) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Commission on September 15, 2008, File No. 001-16073.

(b)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the Commission on November 7, 2008, File No. 001-16073.

(c)	The Corporation’s Current Reports on Form 8-K filed with the Commission on July 3, 2008, July 8, 2008, July 31, 2008, August 5, 2008, October 29, 2008, November 6, 2008, November 13, 2008 and November 14, 2008, File No. 001-16073.

(d)	The description of the Corporation’s Common Stock contained in the Corporation’s Registration Statement on Form 8-A12G filed with the Commission on April 1, 1999, as updated by the Corporation’s Registration Statement on Form 8-A12B filed with the Commission on August 17, 2000, the Corporation’s Registration Statement on Form 8-A12G filed with the Commission on December 8, 2003, and any subsequent amendment or report filed for the purposes of updating such description.

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

In addition, all documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 001-16073.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Exhibit

4.1*	Certificate of Incorporation of Openwave Systems Inc. (the “Corporation”), as amended (incorporated by reference to Exhibit 3.1 to the Corporation’s quarterly report on Form 10-Q filed November 13, 2001).

4.2*	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s quarterly report on Form 10-Q filed November 14, 2003).

4.3*	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s report on Form 8-K filed August 2, 2007).

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.

23.1	Consent of Gibson Dunn & Crutcher LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Openwave Systems Inc. 2006 Stock Incentive Plan, as amended and restated effective December 4, 2008.

*	Incorporated by reference

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on December 23, 2008.

OPENWAVE SYSTEMS INC.

By:	/s/ Kenneth D. Denman
Kenneth D. Denman
Chief Executive Officer and Director

By:	/s/ Karen J. Willem
Karen J. Willem
Senior Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Openwave Systems Inc. whose signatures appear below, hereby constitute and appoint Kenneth D. Denman and Karen J. Willem and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2008.

Signature	Title

/s/ Charles E. Levine Charles E. Levine	Chairman of the Board

/s/ Kenneth D. Denman Kenneth D. Denman	Chief Executive Officer and Director (principal executive officer)

/s/ Karen J. Willem Karen J. Willem	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Robin A. Abrams Robin A. Abrams	Director

/s/ Patrick Jones Patrick Jones	Director

/s/ Gerald Held Gerald Held	Director

/s/ William T. Morrow William T. Morrow	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Certificate of Incorporation of Openwave Systems Inc. (the “Corporation”), as amended (incorporated by reference to Exhibit 3.1 to the Corporation’s quarterly report on Form 10-Q filed November 13, 2001).

4.2*	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s quarterly report on Form 10-Q filed November 14, 2003).

4.3*	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s report on Form 8-K filed August 2, 2007).

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.

23.1	Consent of Gibson Dunn & Crutcher LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Openwave Systems Inc. 2006 Stock Incentive Plan, as amended and restated effective December 4, 2008.

*	Incorporated herein by reference